Exhibit 99.1

CAMDEN NATIONAL CORPORATION ANNOUNCES REGULATORY APPROVAL OF PLAN TO ACQUIRE UNION BANKSHARES COMPANY

CAMDEN, Maine, December 17, 2007: Robert W. Daigle, president and chief executive officer of Camden National Corporation (AMEX: CAC; the “Company”), announced today that the Company had received approval from the Office of the Comptroller of the Currency to merge Union Trust Company with and into Camden National Bank. The merger is subject to a 15 calendar-day waiting period.

As previously announced, Union Bankshares Company’s shareholders voted overwhelmingly to approve the merger at a special meeting of shareholders on November 29, 2007. The deadline for merger consideration elections has been extended from December 20, 2007 to December 26, 2007. Materials regarding merger consideration elections were mailed to Union Bankshares shareholders beginning on November 19, 2007. With the Union Bankshares’s shareholder and regulatory approvals in hand, the acquisition is expected to close in early January 2008.

“We are pleased that we were able to gain full regulatory approval this early in the process,” noted Daigle. “This now allows us to move forward on a number of deliverables that will culminate in the official joining of our companies in early January 2008. We expect to begin operating as one Company at the end of the first quarter, when all of our customers will be able to enjoy banking at nearly 40 locations within our expanded geographic footprint. The interval between the January legal closing and the March systems integration will allow ample time to integrate our operating platforms and respective strong service cultures throughout our Company as well as define ourselves in each of our communities. This combination is a testament to both organizations’ dedication to independent, Maine-based community banking.”

This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities.

Forward Looking Statements

This press release contains statements that may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements can be identified by the use of the words “believe,” “expect,” “anticipate,” “intend,” “estimate,” “assume,” “will,” “should,” and other expressions which predict or indicate future events or trends and which do not relate to historical matters. Forward-looking statements should not be relied on, because they involve known and unknown risks, uncertainties and other factors, some of which are beyond the control of Camden and Union Bankshares. These risks, uncertainties and other factors may cause the actual results, performance or achievements of Camden and Union Bankshares to be materially different from the anticipated future results, performance or achievements expressed or implied by the forward-looking statements.

Some of the factors that might cause these differences include the following: (i) failure of the parties to satisfy the closing conditions in the merger agreement in a timely manner or at all; (ii) disruptions in the businesses of the parties as a result of the pendency of the merger; (iii) integration costs following the merger; (iv) changes in general, national or regional economic conditions; (v) changes in loan default and charge-off rates; (vi) reductions in deposit levels necessitating increased borrowing to fund loans and investments; (vii) changes in interest rates; (viii) changes in laws and regulations; (ix) changes in the size and nature of the Camden’s competition; and (x) changes in the assumptions used in making such forward-looking statements. Other factors could also cause these differences. For more information about these factors please see Camden’s and Union Bankshares’s filings with the SEC, including their Annual Report on Form 10-K on file with the SEC. All of these factors should be carefully reviewed, and readers should not place undue reliance on these forward-looking statements.

These forward-looking statements were based on information, plans and estimates at the date of this press release, and Camden and Union Bankshares do not promise to update any forward-looking statements to reflect changes in underlying assumptions or factors, new information, future events or other changes.

Camden National Corporation, a 2006 Best Places to Work in Maine company headquartered in Camden, Maine, and listed on the American Stock Exchange under the symbol CAC, is the holding company for a family of two financial services companies, including: Camden National Bank (“CNB”), a full-service community bank with 27 banking offices serving coastal, western, central and eastern Maine, and recipient of the Governor’s Award for Business Excellence in 2002, and Acadia Trust, N.A., offering investment management and fiduciary services with offices in Portland and Bangor. Acadia Financial Consultants is a division of CNB, offering full-service brokerage services.

Union Trust Company, the wholly owned subsidiary of Union Bankshares Company, was established in 1887 and is a full-service, independent, community bank. From thirteen offices Union Trust provides a variety of banking, brokerage, insurance, retirement, employee benefit, investment, personal trust and financial planning services to individuals, businesses, municipalities, and non-profit organizations along the coast of Maine from Waldoboro to Jonesport. Union Trust takes pride in delivering personalized, responsive service and developing quality, innovative products for its customers. Employing over 150 people, Union Trust has a documented record of consistent earnings growth. Union Trust can be found on the Internet at www.uniontrust.com.

Contact:

Suzanne Brightbill, Public Relations Officer

Camden National Corporation

207.230.2120 or sbrightbill@camdennational.com